Exhibit 99

[CALIFORNIA WATER SERVICE GROUP LOGO]

                                                          [CWT Listed NYSE Logo]

                                  NEWS RELEASE
                         CALIFORNIA WATER SERVICE GROUP

             1720 North First Street
             San Jose, CA 95112-4598                               July 28, 2004
                                                           For Immediate Release

Contact:     Richard D. Nye    (408) 367-8216 (analysts)
             Shannon Dean (310) 257-1435 (media)

                CAL WATER ANNOUNCES SECOND QUARTER 2004 RESULTS;
               BOARD DECLARES 239TH CONSECUTIVE QUARTERLY DIVIDEND
--------------------------------------------------------------------------------

SAN JOSE, CA - California Water Service Group (NYSE : CWT) today announced net income of $10.1 million and earnings of $0.59 per share for the second quarter of 2004, compared to net income of $4.6 million and earnings of $0.30 per share in the second quarter of 2003.

         Revenue for the second quarter increased $20.8 million, or 31%, to $88.8 million. Rate increases added $9.7 million to revenue and sales to new customers added $1.7 million. Sales to existing customers were also higher, increasing $9.4 million over the same period last year.

         Total operating expenses for the second quarter increased 24%, or $14.3 million. Water production costs increased 28%, primarily due to increased water usage and rate increases by wholesale water suppliers. Other operations expenses increased by 12% as a result of increased costs for water treatment, insurance, labor, regulatory fees, and employee benefits. Depreciation expense increased 12% due to increases in 2003 capital expenditures. Income tax expense doubled due to the higher pre-tax income.

         There was no effect from property sales for the current quarter, while gains of $1.0 million were posted in the second quarter of 2003.

         "Our second quarter water sales were positively affected by hot, dry weather, which increased sales over the same period last year. Also, our

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improved  results  reflected rate relief we received from the California  Public
Utilities  Commission,"  said  President  and Chief  Executive  Officer Peter C.
Nelson.

         On July 8, 2004, the California Public Utilities Commission (CPUC), in approving a rate increase of $1.1 million for the Salinas district, found that the Company should be fined $75,000 and reduced the return on equity by 50 basis points for the Salinas district as a result of the Company not properly reporting the acquisition of three small water systems. The time frame for the return on equity reduction is expected to be one year. The decision closes a proceeding in which the CPUC's Office of Ratepayer Advocates had recommended a penalty of nearly $10 million for the reporting error.

         Including the Salinas decision, the CPUC has authorized rate increases totaling approximately $10 million in annual revenues year-to-date.

         At their meeting today, Directors declared the 239th consecutive quarterly dividend on common stock in the amount of $0.2825. It is payable on August 20, 2004, to stockholders of record on August 9, 2004. The regular dividend on Series C preferred stock was also declared.

         Investors are invited to listen to the Company's analyst teleconference, which is scheduled for 4:00 p.m. EDT / 1:00 p.m. PDT on July 29, 2004. The call-in number is 1-866-206-5917 and the ID No. is 485611. A replay is available through August 5, 2004, by calling 1-888-266-2081 and entering pass code 485611.

         California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services. Together these companies provide regulated and non-regulated water service to more than 2 million people in 100 California, Washington, New Mexico, and Hawaii communities. Group's common stock trades on the New York Stock Exchange under the symbol "CWT."

         This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information,


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expectations,  estimates, assumptions and projections, and management's judgment about the Company,  the water utility industry and general economic  conditions.
Such  words  as  expects,   intends,   plans,  believes,   estimates,   assumes,
anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include: governmental and regulatory commissions' decisions; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; new legislation; the ability to satisfy requirements related to the Sarbanes Oxley Act section 404 and other regulation on internal controls; electric power interruptions; increases in suppliers' prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.

         Additional    information   is   available   at   our   Web   site   at
www.calwatergroup.com.

         Attachments (3).

                                      ###

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CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED BALANCE SHEET
Unaudited
(In thousands, except per share data)                  June 30,     December 31,
                                                         2004          2003
                                                     -----------    -----------
ASSETS
Utility plant:
        Utility plant                                $ 1,106,534    $ 1,078,975
        Less accumulated depreciation
          and amortization                               331,150        319,477
                                                     -----------    -----------
              Net utility plant                          775,384        759,498
                                                     -----------    -----------

Current assets:
        Cash and cash equivalents                         24,109          2,856
        Customer receivables                              23,095         18,434
        Other receivables                                 13,608          5,125
        Unbilled revenue                                  13,108          8,522
        Materials and supplies                             3,225          2,957
        Taxes and other prepaid expenses                   6,934          5,609
                                                     -----------    -----------
              Total current assets                        84,079         43,503
                                                     -----------    -----------

Regulatory assets                                         54,747         53,326
Other assets                                              18,228         16,708
                                                     -----------    -----------
                                                     $   932,438    $   873,035
                                                     ===========    ===========

CAPITALIZATION AND LIABILITIES
Capitalization:
        Common stock, $.01 par value                 $       183    $       169
        Additional paid-in capital                       130,636         93,748
        Retained earnings                                152,764        150,908
        Accumulated other comprehensive loss                (301)          (301)
                                                     -----------    -----------
              Total common stockholders' equity          283,282        244,524
        Preferred stock                                    3,475          3,475
        Long-term debt, less current maturities          271,968        272,226
                                                     -----------    -----------
              Total capitalization                       558,725        520,225
                                                     -----------    -----------

Current liabilities:
        Current maturities of long-term debt                 846            904
        Short-term borrowings                               --            6,454
        Accounts payable                                  28,624         23,776
        Accrued expenses and other liabilities            36,406         32,430
                                                     -----------    -----------
              Total current liabilities                   65,876         63,564

Unamortized investment tax credits                         2,925          2,925
Deferred income taxes                                     48,144         38,005
Regulatory and other liabilities                          38,100         35,835
Advances for construction                                126,642        121,952
Contributions in aid of construction                      92,026         90,529
Commitments and contingencies                               --             --
                                                     -----------    -----------
                                                     $   932,438    $   873,035
                                                     ===========    ===========

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CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
Unaudited

For the three months ended:                                  June 30,   June 30,
                                                               2004      2003
                                                             -------    --------

Operating revenue                                             88,845    $67,994
                                                             -------    --------
Operating expenses:
      Operations                                              55,450     45,693
      Maintenance                                              3,032      3,063
      Depreciation and amortization                            6,521      5,838
      Income taxes                                             6,844      3,314
      Property and other taxes                                 2,915      2,538
                                                             -------    --------
           Total operating expenses                           74,762     60,446
                                                             -------    --------

           Net operating income                               14,083      7,548
                                                             -------    --------

Other income and expenses:
           Non-regulated income, net                             573        559
           Gain on sale of non-utility property                    0        958
                                                             -------    --------
           Total other income and expenses                       573      1,517

Interest expense:
      Interest expense                                         4,752      5,090
      Less capitalized interest                                  150        610
                                                             -------    --------
           Total interest expense                              4,602      4,480

Net income                                                    10,054    $ 4,585
                                                             =======    ========

Earnings per share
      Basic                                                     0.59    $  0.30
                                                             =======    ========
      Diluted                                                   0.59    $  0.30
                                                             =======    =======
Weighted average shares outstanding
      Basic                                                   16,965     15,182
                                                             =======    ========
      Diluted                                                 16,983     15,198
                                                             =======    ========
Dividends per share of common stock                          0.28250    $0.28125
                                                             =======    ========

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CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
Unaudited

For the six months ended:                                  June 30,     June 30,
                                                             2004         2003
                                                           --------     --------

Operating revenue                                          $149,085     $119,305
                                                           --------     --------
Operating expenses:
      Operations                                             96,948       83,453
      Maintenance                                             6,213        6,316
      Depreciation and amortization                          13,039       11,598
      Income taxes                                            7,802        2,761
      Property and other taxes                                5,609        5,003
                                                           --------     --------
           Total operating expenses                         129,611      109,131
                                                           --------     --------

           Net operating income                              19,474       10,174
                                                           --------     --------

Other income and expenses:
           Non-regulated income, net                          1,123        1,169
           Gain on sale of non-utility property                   1        1,511
                                                           --------     --------
           Total other income and expenses                    1,124        2,680

Interest expense:
      Interest expense                                        9,398        9,947
      Less capitalized interest                                 300          910
                                                           --------     --------
           Total interest expense                             9,098        9,037

Net income                                                 $ 11,500     $  3,817
                                                           ========     ========

Earnings per share
      Basic                                                $   0.67     $   0.25
                                                           ========     ========
      Diluted                                              $   0.67     $   0.25
                                                           ========     ========
Weighted average shares outstanding
      Basic                                                  16,949       15,182
                                                           ========     ========
      Diluted                                                16,967       15,191
                                                           ========     ========
Dividends per share of common stock                        $0.56500     $0.56250
                                                           ========     ========


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